EXHIBIT 10.12

THIS EIGHTH AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS EIGHTH AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS EIGHTH AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SEVENTH AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 1, 2014, BETWEEN THE COMPANY AND THE LENDER REFERENCED HEREIN, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

EIGHTH AMENDED AND RESTATED
SECURED CONVERTIBLE PROMISSORY NOTE

$640,000	April 28, 2014

New York, New York

FOR VALUE RECEIVED, NANOVIBRONIX, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of GLOBIS CAPITAL PARTNERS, L.P. (together with its successors, representatives, and assigns, the “Lender”), the principal sum of SIX HUNDRED AND FORTY THOUSAND DOLLARS ($640,000) with interest on the outstanding principal amount at the rate, except as otherwise provided herein, of six percent (6.00%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 or 366 days, as the case may be) or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), all indebtedness hereunder shall accrue interest at the rate of ten percent (10.00%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 or 366 days, as the case may be) or, if less, at the highest rate permitted by applicable law (the “Post-Default Rate”). Interest commenced on April 1, 2014 and shall continue on the outstanding principal of this Eighth Amended and Restated Secured Convertible Promissory Note (this “Note”) until paid or converted in accordance with the provisions hereof.

Reference is made to the Seventh Amended and Restated Securities Purchase Agreement, dated April 1, 2014, by and between the Company and the Lender, as the “Investor” (the “Agreement”). In connection with the Seventh Amended and Restated Securities Purchase Agreement, the Company issued to the Lender that certain Seventh Amended and Restated Secured Convertible Promissory Note dated April 1, 2014, in the principal amount of $640,000 (the “Existing Note”). The Company and the Lender desire to amend and restate the Existing Note as set forth herein.

Reference is also made to the Eighth Amended and Restated Secured Convertible Promissory Note dated April 28, 2014, issued by the Company to Globis Overseas Fund Ltd., in the principal amount of $640,000 (the “Overseas Note”).

1.                  Definitions. For purposes of this Note, the following terms shall have the following meanings (capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in the Agreement):

“Affiliate” shall mean with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of such first Person, or (iii) whereby 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person.

“Agreement” shall have the meaning ascribed to such term in the recitals of this Note.

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Collateral” shall have the meaning ascribed to such term in Section 2 of this Note.

“Common Stock” means the common stock of the Company.

“Common Stock or Series C Equivalent” means any Convertible Security or warrant, Option or other right to subscribe for or purchase any Additional Shares of Stock or any Convertible Security.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities or instruments (other than Options) which are convertible into or exchangeable for shares of Common Stock or Series C Preferred Stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event.

“Debt” shall mean, with respect to any Person, all liabilities, obligations and indebtedness of such Person of every kind and nature, including, without limitation: (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations as lessee under any leases (including under any capital leases); (iii) any reimbursement or other obligations under any performance or surety bonds or any letters of credit issued for the account of such Person; (iv) all net obligations in respect of any derivative products; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (vi) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed.

“Default” means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

“Exercise Price” shall have the meaning ascribed to such term in Section 5(a) of this Note

“Fundamental Transaction” means that (i) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock or Series C Preferred Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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“GAAP” means generally accepted principles of good accounting practice in the United States, consistently applied.

“Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

“Material Adverse Effect” shall mean (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and its direct or indirect Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents to which such Person is party.

“Obligations” shall mean all obligations of the Company to the Lender howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note and the other Transaction Documents, including all costs and expenses incurred by the Lender in connection with the enforcement of this Note or any other Transaction Document.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock, Series C Preferred Stock or Convertible Securities.

“Patents” shall have the meaning ascribed to such term in Section 2 of this Note.

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“Permitted Debt” shall mean, with respect to the Company and each of its direct and indirect Subsidiaries, any of (i) the Obligations, (ii) trade accounts payable incurred in the ordinary course which are due no later than 90 calendar days after invoice, (iii) other current liabilities incurred in the ordinary course of business and not incurred through the borrowing of money or the obtaining of credit, (iv) obligations under long-term real property leases incurred in the ordinary course of business, (v) short-term lease obligations or indebtedness incurred to finance the cost of tangible personal property (which was acquired after the date hereof) in an amount that does not exceed an aggregate of $10,000 during any twelve month period, (vi) Debt in respect of taxes or other governmental charges which is not yet due or which is being contested in good faith by appropriate proceedings, and (vii) Debt in connection with the Overseas Note.

“Permitted Lien” shall mean, as of any particular time with respect to the Company and each of its direct and indirect Subsidiaries, (i) Liens of taxes, assessments or other charges of a Governmental Authority not then delinquent or which are being contested in good faith by appropriate proceedings, (ii) Liens in favor of the Lender created pursuant to the Transaction Documents, (iii) any mechanic’s, worker’s, repairer’s, supplier’s, vendor’s or like Liens securing obligations arising in the ordinary course of business (A) that are not mature and overdue, (B) that do not materially impair the value of the Collateral provided to the Lender pursuant to the Transaction Documents and (C) that could not result in an aggregate liability in excess of $10,000, (iv) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not a dedicated cash collateral account.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Series C Preferred Stock” means the Series C Preferred Stock of the Company.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (i) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (ii) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

2.                  Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of the Company’s present or future Obligations, the Company hereby grants a security interest and mortgage to the Lender, as security, in and to the Company’s entire right, title and interest in, to and under the following intellectual property, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest (all of which shall collectively be called the “Collateral” for purposes of this Note):

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(a)                All letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and all patents to be issued under any such applications, including without limitation the patents and patent applications set forth on Exhibit “A” attached hereto (collectively, the “Patents”);

(b)               Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(c)                All licenses or other rights to use any of the Patents, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(d)               All amendments, renewals and extensions of any of the Patents; and

(e)                All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

3.                  Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (a) June 30, 2014, (b) the closing date of a financing, conducted through a bona fide arm’s length transaction, in which the Company (i) issues and sells for cash its capital stock to investor(s) and/or (ii) issues indebtedness to lenders, in aggregate amount from the date hereof equal to or greater than Two Hundred and Fifty Thousand Dollars ($250,000), or (c) the date of the acceleration of the maturity of this Note by the Lender upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”).

4.                  Payments.

(a)                Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to the Lender, at the address specified in the Agreement, or at such other address as may be specified from time to time by the Lender in a written notice delivered to the Company. All payments made hereunder shall be applied first to accrued interest, and thereafter to principal and any fees due and owing to the Lender.

(b)               Prepayment. Prepayment of principal or interest under this Note without the express prior written consent of the Lender is not permitted.

5.                  Conversion.

(a)                Conversion at the Option of the Lender. At any time prior to the Maturity Date, the Lender may, in its sole discretion and upon 5 Business Days’ prior written notice to the Company, convert all or a portion of the Debt of the Company outstanding on such date under this Note into that number of shares of Series C Preferred Stock which is equal to the quotient obtained by dividing (a) the sum of (i) the outstanding principal amount of this Note elected by the Lender to be so converted and (ii) any accrued but unpaid interest thereon elected by the Lender to be so converted by (b) $0.38 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) (the “Exercise Price”). Any accrued but unpaid interest not converted into shares of Series C Preferred Stock as provided in the preceding sentence shall be paid in cash on such date. Prior to the execution of this Note, the Company shall have reserved and set aside for issuance to the Lender such number of shares of Series C Preferred Stock as would be issuable upon conversion of the Note pursuant to this Section 5(a).

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(b)               Conversion or Repayment Upon Maturity. In the event that any Debt under this Note remains outstanding on the Maturity Date, then the principal amount under this Note then outstanding and any accrued but unpaid interest thereon shall, at the option of the Lender, either (a) become immediately due and payable on such date or (b) convert on such date into that number of shares of Series C Preferred Stock which is equal to the quotient obtained by dividing (i) the sum of (A) the then outstanding principal amount of this Note elected by the Lender to be so converted and (B) any accrued but unpaid interest thereon elected by the Lender to be so converted by (ii) $0.38 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof). Any principal and any accrued but unpaid interest not converted into shares of Series C Preferred Stock as provided in the preceding sentence shall be paid in cash on the Maturity Date. Prior to the execution of this Note, the Company shall have reserved and set aside for issuance to the Lender such number of shares of Series C Preferred Stock as would be issuable upon conversion of the Note pursuant to this Section 5(b).

(c)                Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected (but in any event within five (5) Business Days thereafter), the Company shall deliver to the Lender a certificate or certificates representing the number of shares of Series C Preferred Stock issuable by reason of such conversion in such name or names and in such denomination or denominations as the Lender may specify.

(d)               No Fractional Shares. If any fractional share of Series C Preferred Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

(e)                Issuance Costs. The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to the Lender for any documentary stamp tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of Series C Preferred Stock; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Series C Preferred Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(f)                Compliance with Laws and Regulations. The Company shall take all such actions as may be necessary to assure that all shares of capital stock issued upon conversion of this Note may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such shares of capital stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

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(g)                Stock Dividends, Subdivisions and Combinations. Without limiting any provision of this Note, if the Company, at any time after the date hereof, (1) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or Series C Preferred Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock or Series C Preferred Stock, (2) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock or Series C Preferred Stock into a larger number of shares or (3) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock or Series C Preferred Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock or Series C Preferred Stock, as applicable, outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock or Series C Preferred Stock, as applicable, outstanding immediately after such event. Any adjustment made pursuant to clause (1) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (2) or (3) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is used in any calculation hereunder, then in such calculation such Exercise Price shall be adjusted appropriately to reflect such event.

(h)               Issuance of Additional Shares of Stock. In the event the Company shall at any time following the date hereof issue or sell any share of Common Stock or Series C Preferred Stock (otherwise than as provided in Section 5(g) hereof or pursuant to Common Stock or Series C Equivalents granted or issued prior to the date hereof) (an “Additional Share of Stock”) at a price per share less than the Exercise Price then in effect, or without consideration (in which case such Additional Shares of Stock shall be deemed to have been issued at a price per share of $0.001 per share), the Exercise Price then in effect upon each such issuance shall be decreased to the price equal to the consideration per share paid for such Additional Share of Stock.

(i)                 Issuance or Modification of Common Stock or Series C Equivalents. In the event the Company shall, at any time following the date hereof: (1) issue or sell any Common Stock or Series C Equivalent with an exercise or conversion price less than the Exercise Price then in effect, or (2) modify the conversion or exercise price of any Common Stock or Series C Equivalent issued prior to, on or after the date hereof, to an exercise or conversion price less than the Exercise Price then in effect, the Exercise Price then in effect shall be decreased to the exercise or conversion price of such Common Stock or Series C Equivalent.

(j)                 Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Exercise Price pursuant to Sections 5(h) or 5(i) hereof upon (1) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (2) securities issued pursuant to the exercise or conversion of Common Stock or Series C Equivalents issued prior to the date hereof (but such exception shall not affect the obligation to decrease the Exercise Price if required by Section 5(i)(2) hereof), (3) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and (4) Common Stock or Series C Preferred Stock issued or options to purchase Common Stock or Series C Preferred Stock granted, in each case, pursuant to the Company’s stock option plans and employee stock purchase plans that have been approved for adoption by the Company’s board of directors and stockholders.

(k)               Fundamental Transactions. Prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Series C Preferred Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Series C Preferred Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Lender will thereafter have the right to receive upon conversion of this Note at any time after the consummation of the applicable Fundamental Transaction but prior to the repayment in full of this Note, in lieu of the shares of the Series C Preferred Stock (or other securities, cash, assets or other property) issuable upon the conversion of this Note prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Lender would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Note been converted immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Lender. The provisions of this Clause (k) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

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6.                  Affirmative Covenants. So long as any Obligations remain outstanding, the Company shall:

(a)                Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and charges imposed upon it or upon its property by any Governmental Authority except for good faith contests for which adequate reserves are being maintained.

(b)               Information. Deliver to the Lender or cause to be delivered to the Lender, in form and detail satisfactory to Lender, the following financial and other information:

(i)                 written notice of any of the following, promptly, and in any event within three (3) days after the Company actually becomes aware of any of the following: (i) any proceeding being instituted or threatened by or against it involving a sum in excess of $25,000 in the aggregate for all proceedings, (ii) any order, judgment or decree being entered against the Company or any of its properties or assets involving a sum in excess of $25,000 in the aggregate for all such orders, judgments and decrees taken together, and (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

(ii)               such other statements, lists of property and accounts, budgets, forecasts, projections, reports, or other information as the Lender may from time to time reasonably request.

(c)                Notice of Litigation. Provide to the Lender promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority affecting the Company, which, if determined adversely to the Company, could have a Material Adverse Effect.

(d)               Notice of Defaults and Events of Defaults. Provide to the Lender, as soon as possible and in any event within three (3) days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.

(e)                Governmental Approvals. Use commercially reasonable efforts to promptly obtain and maintain any and all authorizations, consents, approvals, licenses, franchises, concessions, leases, rulings, permits, certifications, exemptions, filings or registrations by or with any Governmental Authority necessary for the Company to conduct its business and own (or lease) its properties or to execute, deliver and perform the Transaction Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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(f)                Insurance. Promptly obtain and maintain in full force and effect at all times with responsible insurance companies such insurance covering its assets and properties, in such amounts and against such risks and with such deductibles as an enterprise conducting a similar business under similar business conditions as the Company would customarily maintain, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g)                Continuance of Business. Maintain its legal existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate the business currently conducted by the Company and its Subsidiaries. Without limiting the generality of the foregoing, the Company shall do and cause to be done all things necessary to apply for, preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices.

(h)               Taxes. Pay and discharge (i) all federal and other material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any of its properties or assets; and (ii) all other lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

(i)                 Additional Patents. Following the date hereof, if the Company shall obtain rights to any new patents or otherwise acquires or becomes entitled to the benefit of, or apply for registration of, any of the foregoing, the Company (i) shall promptly notify the Lender thereof and (ii) hereby authorizes the Lender to modify, amend, or supplement Exhibit A and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(j)                 Preservation of Patents. The Company shall (i) prosecute diligently all applications in respect of the Patents, now or hereafter pending; (ii) make federal applications on all of its unpatented but patentable inventions; (iii) preserve and maintain all of its material rights in the Patents and protect the Patents from infringement, unfair competition, cancellation, or dilution by all appropriate action necessary in the Company’s reasonable business judgment, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Patents; and (iv) not abandon any of the Patents necessary to the conduct of its business.

7.                  Negative Covenants. So long as any Obligations remain outstanding:

(a)                Liens. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, create or suffer to exist any Lien (other than the Liens granted hereunder, under the Overseas Note and the Permitted Liens) on any assets of such Person.

(b)               Debt. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, incur any Debt other than Permitted Debt; prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Debt (other than amounts due in respect of this Note); or amend, modify or otherwise change the terms of any Debt (other than this Note) in a manner which would accelerate the scheduled repayment thereof or otherwise be adverse to the interests of the Lender.

(c)                Sale of Subsidiary. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, sell, transfer, cause to be sold or transferred, or otherwise dispose of, any interest in a Subsidiary of such Person.

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(d)               Distributions. The Company shall not declare or pay any dividends or make any distribution of any kind on the Company’s capital stock.

(e)                Amendment of Organic Documents. The Company shall not amend, supplement, or otherwise modify any of the provisions of the Company’s Organic Documents in a manner that would be materially adverse to the Lender.

(f)                Transaction with Affiliates. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, transfer, sell, assign or otherwise dispose of any of its assets to any Affiliate or enter into any transaction directly or indirectly with or for the benefit of any Affiliate unless the monetary or business consideration arising therefrom would be as advantageous to the Company or, as applicable, such Subsidiary, as the Company or such Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(g)                Sale of Collateral. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, sell, license, transfer or otherwise dispose of any interest in any Collateral, except for licenses or sublicenses of rights in intellectual property on a non-exclusive or other limited basis in the ordinary course of business.

(h)               Changes in Business. The Company shall not enter into or engage in any business other than that carried on (or contemplated to be carried on) as of the date hereof.

(i)                 Accounting Changes. The Company shall not change its fiscal year or make or permit any change in accounting policies or reporting practices, except as permitted by GAAP.

8.                  Use of Proceeds. The Company shall use the proceeds from this Note solely to fund the operations of the Company in the ordinary course of business.

9.                  Default.

(a)                Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:

(i)                 any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

(ii)               a default shall occur in the observance or performance of (A) any covenant, obligation or agreement of the Company contained in Sections 6, 7 or 8, or (B) any other provision of this Note, the Agreement or any Transaction Document and such default shall continue uncured for a period of 5 days after the Company knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such default;

(iii)             any representation, warranty or certification made by the Company herein or in the Agreement or in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which made;

(iv)             the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property that is not discharged or stayed within 60 days after such appointment, (C) make an assignment for the benefit of creditors, (D)  or fail generally or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally that is not dismissed within 60 days after commencement, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code that is not dismissed within 60 days of entry;

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(v)               the Company shall (A) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (B) suspend its operations other than in the ordinary course of business, or (C) take any action to authorize any of the actions or events set forth above in Section 9(a)(iv);

(vi)             any final judgment or judgments for the payment of money aggregating in excess of $50,000 shall be rendered against the Company which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating such amount so long as the Company provides the Lender with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Lender) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(vii)           (A) any Debt of the Company (other than this Note) shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (B) there shall occur and be continuing any event under any agreement or instrument relating to any such Debt, the effect of which is to cause such Debt to become due prior to its stated maturity, or (C) the holder or holders of such Debt, or any trustee, agent or other representative on behalf of such holder or holders, shall have demanded or required, pursuant to the terms of any agreement or instrument relating to such Debt, that the Company redeem, repurchase or otherwise acquire or retire such Debt for value at any time prior to its stated maturity;

(viii)         the occurrence or existence of any event or condition that, in the Lender’s reasonable and good faith judgment, has had or would have or result in a Material Adverse Effect;

(ix)             any material impairment in the value of the Collateral or the priority of the Lender’s Lien hereunder;

(x)               any levy upon, seizure or attachment of a material portion of the Collateral which shall not have been rescinded or withdrawn within 20 days after the date of such levy, seizure or attachment; or

(xi)             (A) the Company asserts that any Transaction Document is invalid or unenforceable, in whole or in part, or (B) the Lender shall cease to have a perfected Lien in any of the Collateral (subject to Permitted Liens).

(b)               Consequences of Events of Default.

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(i)                 Upon the occurrence of any Event of Default, the Lender may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Transaction Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (w) the Lender may, subject to the UCC and other applicable law, peaceably and without notice enter any premises of the Company, take possession of any of the Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Lender may determine; (x) the Lender may require the Company to assemble all or any part of the Collateral and make it available to the Lender at any place and time designated by the Lender; (y) the Lender may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (z) the Lender may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to the Lender therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Lender deems advisable; provided, however, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Lender.

(ii)               For the purpose of enabling the Lender to exercise its rights and remedies under this Section 9 during the continuance of an Event of Default, the Company hereby grants to the Lender an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any intellectual property Collateral.

(iii)             The Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and the Lender may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting the Lender’s rights against the Company. The Company waives any right it may have to require the Lender to pursue any third Person for any of the Obligations. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Lender sells any of the Collateral upon credit, the Company will be credited only with payments actually made by the purchaser, received by the Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and the Company shall be credited with the proceeds of the sale.

(iv)             The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of the Lender in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Lender; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to the Company or otherwise disposed of in accordance with the UCC or other applicable law. The Company shall remain liable to the Lender for any deficiency which exists after any sale or other disposition or collection of Collateral.

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(v)               The Lender shall also have any other rights which the Lender may have been afforded under any contract or agreement at any time and any other rights which the Lender may have pursuant to applicable law. The Lender may exercise any and all of its remedies under this Note, the Agreement and the other Transaction Documents contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.

10.              Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any such mutilated Note, or in lieu of any such Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of any such Note.

11.              Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of New York. The provisions of Section 5.3 of the Agreement relating to venue, submission to jurisdiction and the waiver of the right to jury trial are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

12.              Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender.

13.              Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 5.6 of the Agreement.

14.              Securities Purchase Agreement. This Note is issued pursuant to the terms of the Agreement.

15.              Termination. Upon payment and performance in full of all Obligations, the security interest created under this Note shall terminate.

16.              Authorization. The Company hereby irrevocably authorizes the Lender (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or any applicable of any other applicable jurisdiction (in each case, without the signature of the Company to the extent permitted by applicable law), reasonably necessary or appropriate in the judgment of the Lender to perfect or evidence its first priority security interest in and Lien on the Collateral. The Company hereby irrevocably ratifies and approves any such filing, registration or recordation in any jurisdiction by the Lender (or its designee) that has occurred prior to the date hereof, of any financing statement, registration of charge, mortgage or otherwise. The Company agrees to provide to the Lender (or its designee) any and all information required under the UCC or any applicable law of any other applicable jurisdiction for the effective filing of a financing statement and any amendment thereto or any registration of charge, mortgage or otherwise in connection with the Collateral.

17.              Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18.              Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein. The Lender may at any time assign or transfer all or part of its rights and/or obligations under this Note.

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19.              Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

20.              Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Lender as of the date of issuance hereof, shall initially be the address for the Lender as set forth in the Agreement); provided that the Lender may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Lender’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest. All payments received by the Lender after 5:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.

21.              Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Lender shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

22.              Facsimile Transmission of Signature Page. The delivery of any executed signature page to this Note by telecopy or other electronic imaging means shall be effective as delivery of a manually executed signature page to this Note.

23.              Amendment and Restatement. The Company and the Lender agree that: (a) the Obligations represent, among other things, the restatement, renewal, amendment and modification of the “Obligations” (as defined in the Existing Note); (b) this Note is intended to, and does hereby, restate, renew, amend, modify, supersede and replace the Existing Note in its entirety; and (c) the entering into and performance by the Company and the Lender of their respective obligations under the Transaction Documents and the transactions evidenced hereby and thereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Existing Note, all of which indebtedness shall continue under and be governed by this Note. All references in the other Transaction Documents to the Existing Note shall henceforth include references to this Note, as may, from time to time, be further amended, modified, extended, and/or renewed. To the extent permitted by applicable Law, any and all of the terms and provisions of the other Transaction Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

24.              Ratifications. The Company hereby (a) ratifies and confirms all provisions of the other Transaction Documents, and (b) ratifies and confirm that all guaranties, assurances, and liens granted, conveyed, or assigned to the Lender under the Existing Note are not released, reduced, or otherwise adversely affected by this Note and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of the Company under this Note and the Transaction Documents. The Company hereby acknowledges that immediately prior to the execution and delivery of this Note, the outstanding principal balance of the Existing Note is $640,000 and the accrued but unpaid interest thereon is $24,841.64, which amount is and shall be payable in accordance with the terms hereof and is in addition to the interest that accrues under this Note after the date hereof.

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25.              Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Documents. In addition, the Company hereby waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (b) any right to require the Lender (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Obligations, or (iii) to pursue any remedy in the Lender’s power; and (c) all claims, damages, and demands against the Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

(Remainder of page intentionally left blank; signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Eighth Amended and Restated Secured Convertible Promissory Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

Address of the Company:	NANOVIBRONIX, INC.

105 Maxess Road, Suite S124	By:	/s/ Ophir Shahaf
Melville, NY 11747
Attn:	Name:	Ophir Shahaf

	Its:	Chief Executive Officer

Address of the Lender:	GLOBIS CAPITAL PARTNERS, L.P.

805 Third Avenue, 15th Floor
New York, NY 10022
	By:	/s/ Paul Packer

	Name:	Paul Packer

	Its:	Managing Member of the General Partner

Exhibit A to

Secured Convertible Promissory Note

Important Notes:

Nanovibronix strategy was to create strong IP barrier for other companies. Nanovibronix aimed to cover it's novel technology and devices world wide, because our attempts were to create valuable company. The author of all ideas – Jona Zumeris, D.Sc. Nanovibronix is working with Pearl Cohen Zedek and Malina patent offices. Annuity is being done through Dennemeyer&Co

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	USA	7,393,501 B2	USA	filed May28,2003 reg. Jul1,2008
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	China	ZL03818327.7	China	Filed May29,2003 Grant April29,2009
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Israel	165422	Israel	filed May28,2003 reg. Aug18,2010
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Japan	4504183	Japan	filed May28,2003 reg. Apr.30,2010
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	India	246351	India	filed May29,2003 reg. Feb24,2011,
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Australia	2003231892	Australia	filed May28,2003 reg. Nov6,2008
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	European Union	1511414 B	European Union (UK,Gr,Fr)	Filed Dec9,2004 Grant Aug8,2012
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Hong Kong	Appl.nr 05107834.0	Hong Kong	Allowed, but decision to abandon

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	Acoustic add-on device for biofilm prevention in urinary catheter	USA	7,829.029 B2	USA	filed May29,2007 reg. Nov9,2010
NanoVibronix, Inc.	Acoustic add-on device for biofilm prevention in urinary catheter	China	Appl.nr. 200780019732.3	China	filed May29,2007 allowed
NanoVibronix, Inc.	Acoustic add-on device for biofilm prevention in urinary catheter	European Union	Appl.nr 07736150.9	European Union (Fr,UK,Gr)	filed Mar29,2007 allowed
NanoVibronix, Inc.	System and method for SAW treatment of medical devices	USA	US nr. 11/710,616	USA	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	USA	US nr. 11/710,615	USA	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	India		India	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	Hong Kong	Appl.nr 09110611.9	Hong Kong	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	European Union	Appl.nr. 07861247.0	European Union	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	Canada	Appl.nr 2,643,423	Canada	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	China	Appl.nr. 2007/780014875.5	China	Filed Feb26,2007

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	Israel	Appl.nr.193600	Israel	Filed Feb26,2007
NanoVibronix, Inc.	Method for friction reduction in medical tubing and applications using this method	USA	US nr. 13/521,060	USA	Filled Jul09,2012
NanoVibronix, Inc. (Assignment from inventors to NanoVibronix, Inc. has not yet been recorded. Each inventor to this patent is obligated per their employment agreement to assign these rights to NanoVibronix, Inc.)	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	USA	7,892,191	USA	filed May18,2005 reg. Feb22,2011
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	Russia	2419395	Russia	filed May18,2005 reg. May27,2011
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	European Union	Appl.nr. 05752180.9	European Union	filed May18,2005
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	Japan	Appl..nr 2007-527384	Japan	filed May18,2005

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	Israel	Appl.nr. 179372	Israel	filed May18,2005
NanoVibronix, Inc. ( under licensing agreement with Piezo top)	A system and method for detection of motion	USA	6,964,640 B2	USA	filed Jan22,2003 reg. Nov.15, 2005
NanoVibronix, Inc. ( under licensing agreement with Piezo top)	A system and method for detection of fetal heartbeat	USA	6,454,716 B1	USA	filed May23,2000 reg. Sep24,2002
NanoVibronix, Inc. ( under licensing agreement with Piezo top)	Apparatus for sterilizing a liquid with focused acoustic standing waves	USA	7,431,892 B2	USA	filed Sep.25,2002 reg. Oct7, 2008
NanoVibronix, Inc. ( under licensing agreement with Piezo top)	System and method for sterilization of a liquid	USA	Appl.nr. 12/188,302	USA	Filled Aug8,2008